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                                CVO GREATER CHINA FUND
                                CLASS II
                                EXHIBIT 16
                                TOTAL RETURN


AGGREGATE ANNUAL RETURNS

T=(ERV/P)-1

WHERE:                  T=      TOTAL RETURN

                        ERV= REDEEMABLE VALUE AT THE END OF THE PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD.

                        P=      A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.


EXAMPLE:

  SINCE INCEPTION:              ( 11/19/96 TO 04/30/97 ):
                                ( 1,013.00 /1,000)-1=             1.30%
  YEAR TO DATE:                 ( 12/31/96 TO 04/30/97 ):
                                ( 1,005.00 /1,000)-1=             0.50%
  QUARTERLY:                    ( 01/30/97 TO 04/30/97 ):
                                ( 1,004.00 /1,000)-1=             0.40%
  MONTHLY:                      ( 04/02/97 TO 04/30/97 ):
                                ( 1,030.50 /1,000)-1=             3.05%